UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 2, 2011
Ameristar Casinos, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-22494	88-0304799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3773 Howard Hughes Parkway, Suite 490S Las Vegas, Nevada (Address of principal executive offices)	89169 (Zip Code)
Registrant’s telephone number, including area code: (702) 567-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On June 2, 2011, the Indiana Gaming Commission (the “IGC”) approved a Modified Local Development Agreement (the “Modified LDA”) for the casino in East Chicago, Indiana owned and operated by Ameristar Casino East Chicago, LLC (“Ameristar”), a wholly owned subsidiary of Ameristar Casinos, Inc. Pursuant to the Modified LDA, for the period beginning June 3, 2011, Ameristar will pay 1.625% of its adjusted gross receipts from operation of the casino (“AGR”) to the City of East Chicago, Indiana (the “City”) and 1.625% of its AGR to Foundations of East Chicago, Inc., an Indiana not-for-profit corporation (“FEC”), to be used by the recipients solely to support and assist economic development in the City through specified initiatives set forth in the Modified LDA and for reasonable and necessary administrative expenses. Ameristar will make the payments to separate and segregated bank accounts maintained by each recipient within 20 days after the last day of each calendar month; provided, however, that (i) if a recipient brings a judicial or administrative action challenging the terms of the Modified LDA, including any claim objecting to or contesting the economic development payment percentages or amounts or the payment terms, Ameristar will instead make that recipient’s payments into a segregated bank account maintained by Ameristar or the IGC until the claim is finally resolved and will pay for its defense of the claim by deducting the amount of its defense costs and expenses from the payments and (ii) until certain pending litigation concerning the Prior LDA (as defined below) is finally resolved, Ameristar will continue to pay a total of 2.75% of its AGR (1.125% in respect of its obligation to the City and 1.625% in respect of its obligation to FEC) into two existing segregated bank accounts maintained by Ameristar pursuant to court orders and will pay 0.50% of its AGR to the City as described above. Ameristar’s sole obligation under the Modified LDA is to make the economic development payments described above, and it will have no obligation to monitor or enforce the proper use of the payments by the recipients, which will be the duty of the IGC. The Modified LDA will continue in effect until the termination or expiration of the East Chicago riverboat gaming license or until any final and non-appealable order or other action is taken by the IGC to disapprove or terminate the Modified LDA.
     The Modified LDA modifies and supersedes in its entirety the prior local development agreement for the East Chicago casino (the “Prior LDA”), pursuant to which Ameristar has been paying 2% of its AGR to FEC, 1% of its AGR to the City and 0.75% of its AGR to East Chicago Second Century, Inc., an Indiana corporation (“Second Century”), with the respective amounts payable to FEC and Second Century being deposited into the two Ameristar segregated bank accounts as described above.
     The foregoing summary of the Modified LDA is qualified in its entirety by reference to the complete text of the Modified LDA, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits. Each of the exhibits listed below is incorporated herein in its entirety.

Exhibit	Description

10.1	Modified Local Development Agreement with Ameristar Casino East Chicago, LLC, effective June 3, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ameristar Casinos, Inc.
By:	/s/ Peter C. Walsh
	Name:	Peter C. Walsh
	Title:	Senior Vice President and General Counsel

Dated: June 6, 2011

EXHIBIT INDEX

Exhibit	Description

10.1	Modified Local Development Agreement with Ameristar Casino East Chicago, LLC, effective June 3, 2011